UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2005

UNITED STATIONERS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-10653	36-3141189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 East Golf Road Des Plaines, Illinois	60016-1267
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 699-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

United Stationers Inc.

Item 1.01               Entry Into a Material Definitive Agreement.

1.     Entry into Lease

On July 25, 2005, the Registrant’s subsidiary, United Stationers Supply Co. (the “Company”), entered into an 11-year commercial lease (the “Lease”) with Carr Parkway North I LLC (“Landlord”) for approximately 205,000 square feet of office space located at One Parkway North in Deerfield, Illinois. The office space will serve as the Company’s corporate headquarters. The Company expects to vacate its current corporate headquarters building located in Des Plaines, Illinois in stages, with the goal of completing the process by June 30, 2006.

The Lease will be accounted for as an operating lease. The term of the Lease begins November 1, 2005 and concludes October 31, 2016, with provision, at the Company’s option, to renew the lease for three periods of five years each. Pursuant to the Lease, the Landlord will deliver possession of the entire premises to the Company on October 1, 2005. The Lease includes common base rent escalations, rent holidays (periods of nonpayment) and landlord allowances. The Lease provides for a 14 month full rent holiday beginning on November 1, 2005 and an additional 4 month partial rent holiday immediately thereafter. During the rent holidays, the Company will pay its proportionate share of operating expenses and taxes. Under the terms of the Lease, the Landlord will provide a “build-out” allowance of approximately $7.1 million for leasehold improvements. The Company expects to amortize these leasehold improvements over the shorter of (1) the term of the Lease or (2) the expected life of the respective improvements. The Company will record rent expense associated with the Lease, including base rent, rent escalations and the landlord allowance on a straight-line basis over the 11-year term of the Lease at an expected rate of $2.4 million (pre-tax) annually. In addition, the Company expects to incur approximately $16 million in incremental capital expenditures during 2005 and 2006, which includes the $7.1 million Landlord allowance noted above.

On July 28, 2005, the Company issued a press release announcing the relocation of its corporate headquarters. A copy of this release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The Company anticipates filing the Lease as an exhibit to its Quarterly Report on Form 10-Q for the period ended June 30, 2005, to be filed with the Securities and Exchange Commission prior to August 9, 2005.

2.     Board Compensation

On July 27, 2005, the Registrant’s board of directors approved changes in the compensation payable to members of the board for their services. The new compensation arrangements will become effective on September 1, 2005. The compensation summary attached as Exhibit 10.1 to this Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01               Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1*	Summary of Board of Directors Compensation**
99.1*	Press Release, dated July 28, 2005, announcing relocation of the Company’s corporate headquarters.

*        — Included herewith.

**      — Represents a management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED STATIONERS INC.
(Registrant)

Dated: July 29, 2005	/s/ Kathleen S. Dvorak
Kathleen S. Dvorak
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Summary of Board of Directors Compensation**
99.1*	Press release, dated July 28, 2005, announcing relocation of the Company’s corporate headquarters.

*	–	Included herewith.
**		Represents a management contract or compensatory plan or arrangement